SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    Southwest Gas Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement Notice of Special Meeting of Shareholders To Be Held October 17, 2017

September 11, 2017

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Southwest Gas Holdings, Inc. (the “Company”) on Tuesday, October 17, 2017 at 7:30 a.m. Pacific Daylight Time, at the Company’s offices located at 5241 Spring Mountain Road, Building C, Auditorium, Las Vegas, Nevada 89150.

As a shareholder, you are being asked to approve amendments to our Articles of Incorporation and Bylaws to eliminate cumulative voting in director elections. At its August 2, 2017 meeting, our Board of Directors unanimously approved and recommended that our shareholders approve the amendments to our Articles of Incorporation and Bylaws to eliminate cumulative voting in all director elections. Subject to shareholder approval of such amendments, our Board also conditionally adopted a majority voting policy for uncontested director elections.

Our Board unanimously recommends that shareholders vote “FOR” the approval of the amendments to our Articles of Incorporation and Bylaws to eliminate cumulative voting in all director elections and “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal. Details regarding admission to the Special Meeting and the business to be conducted are described in the accompanying Notice of Special Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet. Your vote by proxy will ensure your representation at the Special Meeting regardless of whether or not you attend in person.

We appreciate your prompt attention to this matter, and your continued support of and interest in the Company.

Sincerely yours,

John P. Hester

President and Chief Executive Officer

5241 Spring Mountain Road Las Vegas, Nevada 89150

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September 11, 2017

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of Southwest Gas Holdings, Inc. (the “Company”) will be held on Tuesday, October 17, 2017, at 7:30 a.m. PDT, at the Company’s offices located at 5241 Spring Mountain Road, Building C, Auditorium, Las Vegas, Nevada 89150, for the following purposes:

(1)	To approve amendments to the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections;
(2)	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal; and
(3)	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting of Shareholders. The Board established August 30, 2017 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and at any continuation, postponement or adjournment thereof. All shareholders are invited to attend the Special Meeting in person.

A proxy card is enclosed. Please review your proxy statement and vote, at your earliest convenience, using any of the following methods:
Call the phone number listed on the proxy card to vote BY TELEPHONE
Visit the website listed on the proxy card to vote VIA INTERNET
Sign, date and return the proxy card in the enclosed postage-paid envelope to vote BY MAIL
Attend the meeting to vote IN PERSON

Your vote is very important. Please submit your proxy even if you plan to attend the Special Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on the enclosed proxy card. If you are a participant in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you should follow the instructions provided by the EIP trustee with respect to voting your EIP shares at the Special Meeting.

By Order of the Board of Directors

Karen S. Haller

Senior Vice President/General Counsel and

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on October 17, 2017: This notice, the proxy statement and the accompanying form of proxy card are available on the Internet at www.swgasholdings.com/proxymaterials. Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General Information

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Holdings, Inc. (the “Company”) for use at our Special Meeting of Shareholders (the “Special Meeting”), to be held on Tuesday, October 17, 2017 at 7:30 a.m. PDT, and for any continuation, postponement or adjournment of the Special Meeting. Our Special Meeting will be held at the Company’s offices located at 5241 Spring Mountain Road, Building C, Auditorium, Las Vegas, Nevada 89150. We intend to mail this Proxy Statement and the accompanying proxy card on or about September 11, 2017.

At its August 2, 2017 meeting, the Board unanimously approved the amendments to our Articles of Incorporation and Bylaws to eliminate cumulative voting in all director elections. Shareholder approval is required to effect these amendments. Subject to shareholder approval of these amendments, the Board also conditionally adopted a majority voting policy for uncontested director elections.

The Board is soliciting these proxies in order to obtain our shareholders’ approval of amendments to the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections. The approval of the amendments to eliminate cumulative voting requires the affirmative vote of a majority of the outstanding shares of common stock of the Company (“Common Stock”) entitled to vote at the Special Meeting. Our Board unanimously recommends that shareholders vote “FOR” the approval of the amendments to eliminate cumulative voting as disclosed in this Proxy Statement.

The Board is also soliciting proxies to grant discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the approval of the amendments to eliminate cumulative voting. The approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Special Meeting in person or by proxy (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). Our Board unanimously recommends that shareholders vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the amendments to eliminate cumulative voting.

Shareholders Entitled to Vote; Record Date

As of the close of business on August 30, 2017, the record date for the determination of shareholders entitled to vote at the Special Meeting, there were outstanding 47,607,819 shares of Common Stock, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each shareholder of record is entitled to one vote for each share of Common Stock held by such shareholder.

All valid proxies received before the Special Meeting will be voted according to the instructions thereon. Shareholders entitled to vote at the Special Meeting may vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope, or by telephone or over the Internet by following the instructions on the enclosed proxy card. If you are a participant in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you should follow the instructions provided by the EIP trustee with respect to voting shares in the EIP.

Quorum; Broker Non-Votes; Abstentions

We will have a quorum, and will be able to conduct the business of the Special Meeting, if the holders of a majority of the shares outstanding and entitled to vote are represented in person or by proxy at the meeting.

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If you hold your Common Stock through a broker, the broker will be prevented from voting shares held in your brokerage account (a “broker non-vote”) unless you have given the broker voting instructions. A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether matters presented at the Special Meeting are “routine” or “non-routine” in nature. The proposals to be considered at the Special Meeting are “non-routine” matters. Thus, if you hold your Common Stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your Common Stock through a broker and you do not instruct your broker how to vote, no votes will be cast on your behalf at the Special Meeting.

Shares that are voted “ABSTAIN” and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Special Meeting.

For the proposals to be considered at the Special Meeting, an “ABSTAIN” vote or a broker non-vote is the same as voting against the proposal.

Voting; Revocability of Proxies

Voting by attending the meeting. Shareholders whose shares are registered in their own names may vote their shares in person at the Special Meeting. Shareholders whose shares are held beneficially through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name) may be voted in person at the Special Meeting only if such shareholders obtain a legal proxy from the broker, bank, trustee or nominee that holds their shares giving the shareholders the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting. A shareholder planning to attend the Special Meeting must bring proof of identity for entrance to the Special Meeting. If a shareholder attends the Special Meeting and validly submits his or her vote in person, any previous votes that were submitted by the shareholder will be superseded by the vote that such shareholder validly casts at the Special Meeting. Your attendance at the Special Meeting in and of itself will not revoke any prior votes you may have cast. For directions to attend the Special Meeting, please contact the Company’s Shareholder Services department at 702-876-7108.

Voting of proxies; discretionary voting. Shareholders may vote (1) by returning a proxy card, (2) by telephone or (3) over the Internet. If you wish to vote by mail, please complete, sign and return the proxy card in the self-addressed, postage-prepaid envelope provided. All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If you wish to vote by telephone or over the Internet, please follow the specific instructions set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity and to allow the shareholder to vote its shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or over the phone or Internet, your shares will be voted as recommended by the Board of Directors of the Company, which is “FOR” amendment of the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections and “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

If you hold your shares indirectly in the EIP, you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. If you do not direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Special Meeting.

Effect of not casting your vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count with respect to the proposals to be considered at the Special Meeting. If you are a shareholder of record and you do not cast your vote, your shares will be treated as a “no” vote on such proposals.

Revocability of proxy. You may revoke your proxy by (1) sending a new proxy card with a later date, (2) sending a written notice of revocation that is received on or prior to October 16, 2017, by mail to Wells Fargo Shareowner Services, Southwest Gas Holdings, Inc., P.O. Box 64945, Saint Paul, MN 55164-0945, (3) attending the Special

2    Southwest Gas Holdings Special Meeting Notice and Proxy

Meeting and voting in person (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (4) entering a new vote by telephone or over the Internet. Any written notice of revocation or subsequent proxy card must be received prior to the taking of the vote at the Special Meeting.

If a broker, bank, trustee or other nominee holds your shares, you must contact them in order to find out how to change your vote. If you are an EIP participant and want to revoke any prior voting instructions you provided to the EIP trustee in respect of the Special Meeting, you must contact the EIP trustee.

Expenses of Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to shareholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow Sodali, 470 West Ave., Stamford, CT, a proxy solicitation firm, for assistance in connection with the Special Meeting at a cost of approximately $17,500, plus reasonable out-of-pocket expenses.

Interests of Certain Persons in the Matters to Be Acted Upon

No director or executive officer of the Company who has served at any time since the beginning of the 2016 fiscal year, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Special Meeting.

Procedure for Submitting Shareholder Proposals

Pursuant to our Bylaws, shareholder proposals cannot be submitted for, or at, the Special Meeting.

You are advised that any shareholder proposal intended for consideration at the 2018 Annual Meeting of Shareholders of the Company and inclusion in the Company’s proxy materials for that meeting, including submission of director nominees, must be received in writing by the Company on or before November 27, 2017. If you intend to offer any proposal at that meeting without using the Company’s proxy materials, written notice of your intended action has to be received by the Company on or before November 27, 2017, in order for your proposal to be considered timely and be presented to shareholders for consideration. The procedure for submitting shareholder proposals and director nominees for the 2018 Annual Meeting of Shareholders can be found in the Company’s 2017 Proxy Statement (filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2017).

In addition, the requirements for providing advance notice of shareholder business for the 2018 Annual Meeting of Shareholders are included in their entirety in our Bylaws, which we recommend that you read in order to comply with the applicable requirements. You may contact the Company’s Corporate Secretary at our principal executive offices for a copy of our current Bylaws, or you may refer to the copy of our Bylaws filed with the SEC on January 3, 2017 as Exhibit 3.2 to a Current Report on Form 8-K, available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact the Corporate Secretary, Southwest Gas Holdings, Inc., 5241 Spring Mountain Road, Las Vegas, NV 89150. Complete copies of the Notice of Special Meeting of Shareholders and this Proxy Statement are available at www.swgasholdings.com/proxymaterials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders, unless the Company has received contrary instructions from one or more of the shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. Any shareholders who object to or wish to begin householding may notify Wells Fargo Shareowner Services at 1-800-468-9716, P.O. Box 64854, Saint Paul, MN 55164-0854.

Southwest Gas Holdings Special Meeting Notice and Proxy    3

We will send an individual copy of this Proxy Statement to any shareholder who revokes their consent to householding within 30 days of our receipt of such revocation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 2017

The Notice and Proxy Statement are available at www.swgasholdings.com/proxymaterials.

4    Southwest Gas Holdings Special Meeting Notice and Proxy

SECURITIES OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table discloses all Common Stock beneficially owned by the Company’s directors and the executive officers of the Company, as of August 1, 2017.

Directors & Executive Officers	No. of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
Robert L. Boughner	33,913		*
José A. Cárdenas	16,298		*
Thomas E. Chestnut	26,251		*
Stephen C. Comer	25,750	(3)	*
LeRoy C. Hanneman, Jr.	23,408	(4)	*
John. P. Hester	75,943	(5)(6)	*
Anne L. Mariucci	25,250		*
Michael J. Melarkey	29,585		*
A. Randall Thoman	20,103	(7)	*
Thomas A. Thomas	24,413		*
Roy R. Centrella	38,676	(6)	*
Karen S. Haller	29,748	(6)(8)	*
Eric DeBonis	19,581		*
Anita M. Romero	43,877		*
Other Executive Officers	38,001		*
All Directors and Executive Officers	470,797		0.99%
(1)	Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan in 2015, 2016 and 2017, restricted stock units granted to the Company’s executive officers under the Company’s Restricted Stock Unit Plan (the “RSUP”) in 2015, 2016 and 2017 and restricted stock units granted to the Company’s directors under the RSUP.

(2)	“*”No individual officer or director owned more than 1% of outstanding Common Stock.

(3)	The holdings include 3,500 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(4)	The holdings include 4,475 shares over which Mr. Hanneman has shared voting and investment control with his spouse through a family trust.

(5)	The holdings include 7,765 shares over which Mr. Hester’s spouse has voting and investment control.

(6)	Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Hester and Centrella and Ms. Haller are trustees of the Foundation but disclaim beneficial ownership of the shares held by the foundation.

(7)	The holdings include 3,101 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.

(8)	The holdings include 1,002 shares over which Ms. Haller’s spouse has voting and investment control.

Beneficial Owners

BlackRock Inc. reported on Schedule 13G, filed on January 17, 2017, ownership in excess of 5% of the Company’s Common Stock. The Vanguard Group, Inc. reported on Schedule 13G, filed on April 10, 2017, ownership in excess of 5% of the Company’s Common Stock. The holdings of these entities on the dates noted in the filings and as a percentage of the shares outstanding on August 1, 2017, are as follows:

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
BlackRock Inc.(1)	5,393,552	11.34%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(2)	5,332,229	11.21%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
(1)	BlackRock Inc. has sole voting power over 5,261,960 shares, no voting power over 131,592 shares and sole dispositive power over all of the shares beneficially owned.

(2)	The Vanguard Group, Inc. has sole voting power over 60,267 shares, shared voting power over 5,753 shares, shared dispositive power over 63,608 shares and sole dispositive power over 5,268,621 of the shares beneficially owned.

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APPROVAL OF AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

(Proposal 1 on the Proxy Card)

The Board of Directors Recommends a Vote FOR APPROVAL OF CUMULATIVE VOTING AMENDMENTS.

The Board is proposing, for approval by our shareholders, amendments to the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting in director elections.

Proposal Summary

The Company’s shareholders are currently permitted to exercise cumulative voting rights in director elections. Cumulative voting enables a shareholder to concentrate his or her voting power by allocating to one director nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more nominees. Consequently, a shareholder or group of shareholders holding a sufficient number of shares may be able to elect one or more directors by cumulating votes. Pursuant to the California General Corporation Law (the “CGCL”), the approval of a majority of the Company’s outstanding shares entitled to vote at the Special Meeting is required to eliminate cumulative voting.

Our Board has determined that it is in the best interests of the Company and its shareholders to eliminate cumulative voting. At its August 2, 2017 meeting, the Board unanimously approved and recommended that our shareholders approve amendments to our Articles of Incorporation and Bylaws to eliminate cumulative voting in all director elections (the “Cumulative Voting Amendments”). Subject to shareholder approval of the Cumulative Voting Amendments, the Board also conditionally adopted a majority voting policy for uncontested director elections (the “Majority Voting Policy”). We have included below in this proposal the proposed changes to our Articles of Incorporation and Bylaws to effect the Cumulative Voting Amendments and as Appendix A to this Proxy Statement the proposed additions to our Corporate Governance Guidelines to implement the Majority Voting Policy.

In making its determinations with respect to the Cumulative Voting Amendments and the Majority Voting Policy, our Board concluded that shareholders should be fairly and equitably represented in director elections in proportion to their economic interests in the Company. Further, the Company and the Board believe that each director should represent the interests of all shareholders rather than the interests of a minority shareholder or a special constituency. Cumulative voting allows a minority shareholder group holding a sufficient number of the Company’s shares to elect its own director nominees, providing such minority with disproportionate influence that could lead to the advancement of special interests at the expense of interests of shareholders at large. In the interest of all shareholders, the Board unanimously approved the Cumulative Voting Amendments to eliminate cumulative voting and is recommending that shareholders approve the same.

The Board believes that the elimination of cumulative voting should be accompanied by the Majority Voting Policy to further enhance shareholder participation in the Company’s corporate governance and director elections. Under the proposed Majority Voting Policy, in an uncontested election (i.e., when the Board’s nominees are unopposed), a director that receives more “withheld” votes than “for” votes must offer his or her resignation as a director to the Board. The Board made the implementation of the Majority Voting Policy contingent upon shareholder approval of the Cumulative Voting Amendments.

If shareholders approve the Cumulative Voting Amendments to eliminate cumulative voting, the Majority Voting Policy will be instituted with immediate effect.

Cumulative Voting Amendments

Under the CGCL, unless companies opt out, shareholders have the right to cumulate their votes in director elections as a default. The Company has not previously opted out of this default rule, and Article XV, Section 1 of our current Bylaws provides that shareholders may exercise cumulative voting rights in director elections. Our Articles of Incorporation are silent as to cumulative voting rights. Pursuant to the CGCL, a corporation listed on the New York Stock Exchange, such as the Company, may amend its articles of incorporation or bylaws to eliminate cumulative voting while the corporation continues to be listed. Any such amendment must be duly adopted by the approval of the corporation’s board of directors and a majority of the corporation’s outstanding shares entitled to vote.

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The Cumulative Voting Amendments would (i) add the following text as Article VIII of our Articles of Incorporation: “VIII. No shareholder shall be entitled to cumulative voting rights as to any election of directors.” and (ii) amend Article XV, Section 1 of our Bylaws to eliminate cumulative voting in all elections of directors. The text of Article XV, Section 1, as proposed to be amended, would read as follows (additions are indicated by underlining and deletions are indicated by strikeouts):

“At all corporate meetings, each shareholder, either in person or by proxy, shall be entitled to as many votes as ~~he~~ such shareholder owns shares of stock.~~; however, every~~ No shareholder shall be entitled to ~~vote at any election for directors shall have the right to cumulate his votes~~ cumulative voting rights as to any election of directors.”

If the Cumulative Voting Amendments are approved by shareholders at the Special Meeting, in future director elections, the Company’s directors will be elected by a plurality of votes cast, whether the election is contested or uncontested. Notwithstanding, as discussed in more detail below, if the Cumulative Voting Amendments are approved, in uncontested elections, the Majority Voting Policy would be applicable, and any director that receives more “withheld” votes than “for” votes would be required to offer his or her resignation as a director to the Board.

Reasons for the Cumulative Voting Amendments

The Board has determined that it is in the best interests of the Company and its shareholders to eliminate cumulative voting in all director elections pursuant to the Cumulative Voting Amendments for the following reasons:

▪

Disproportionate Influence. Cumulative voting permits a minority of shareholders, or one shareholder holding a minority of shares, to guarantee the election of a director nominee proposed by such shareholder or shareholders, even if a significant majority of the shareholders would be opposed to the election of such director. This provides the minority with disproportionate influence in director elections and could facilitate the advancement of special interests of a minority of shareholders at the expense of the general interests of all shareholders. Our Board believes that each director should represent the interests of all shareholders.

▪	Annual Elections. The Company’s directors are elected annually. When cumulative voting is coupled with the annual election of directors, the potential for a minority shareholder to take disruptive actions in opposition to the wishes of the holders of a majority of the shares voting is heightened (as compared to corporations with staggered boards).
▪	Prevailing Practice. A system of one vote per share for each director nominee is the prevailing election standard among U.S. public companies. Based on available data, we believe that cumulative voting rights do not exist at a substantial majority of the companies comprising the S&P 500, S&P 400, Russell 1000 and Russell 3000 stock indices. Moreover, based on feedback received from extensive outreach, we understand that many of our largest shareholders generally disfavor cumulative voting.
▪	Potential for Confusion. The administration of a director election when cumulative voting is in effect is complicated in practice and carries significant potential for confusion and delay. The Board would prefer the relative simplicity of a plurality voting standard for director elections.

Accordingly, the Board of Directors unanimously views approval of the Cumulative Voting Amendments as a prudent step that would institute a system of representational fairness in which each shareholder’s influence in director elections is proportionate to the number of shares owned by such shareholder.

This proposal to eliminate cumulative voting is not in response to any shareholder effort of which we are aware to remove any of our directors or otherwise gain representation on our Board of Directors, to accumulate shares of our Common Stock, or to obtain control of our Company or our Board of Directors by means of a solicitation in opposition to management or otherwise.

Majority Voting Policy

As previously stated, the Board believes that the elimination of cumulative voting should be accompanied by a Majority Voting Policy to further enhance shareholder participation in the Company’s corporate governance and director elections. Currently, directors of the Company are elected under a plurality voting standard, pursuant to which director nominees who receive the most votes (up to the number of directors to be elected in such election) are elected as directors. Under the plurality voting standard, a nominee can be elected even if a substantial majority of the votes cast are “withheld” from that director nominee. By requiring that any director who fails to receive majority shareholder support to offer to resign from the Board, the Board believes that the proposed Majority Voting Policy would give meaning to shareholder votes against a director nominee, providing shareholders with a greater voice in the determination of Board composition. The Board also views the Majority Voting Policy as reinforcing its belief that it is accountable to, and should represent the interests of, all of the Company’s shareholders.

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Under the Majority Voting Policy, a director who receives more “withheld” votes than “for” votes must offer his or her resignation as a director to the Board. The independent Nominating and Corporate Governance Committee of the Board will consider the offer of resignation and will recommend to the Board whether to accept or reject the tendered resignation. The Board retains discretion in evaluating the tendered resignation and may take various actions in response, which include (i) accepting the resignation offer, (ii) deferring acceptance of the resignation offer until a replacement with the necessary qualifications can be identified and elected to the Board, (iii) maintaining the director but addressing the underlying cause of the “withheld” votes, (iv) resolving that the director will not be re-nominated for the next election or (v) rejecting the resignation offer. The Board will consider all factors deemed relevant, including but not limited to: (i) the reasons for the “withheld” votes, if known, (ii) any alternatives for curing the underlying cause of the “withheld” votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Company and (vi) the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory, contractual or New York Stock Exchange listing requirements. The Majority Voting Policy requires that the Board make its decision on the resignation within 90 days of the shareholders’ meeting and to publicly disclose such decision.

The Majority Voting Policy would not apply in any contested director election. In a contested director election where there are two or more candidates for a single director position, if majority voting were utilized, there would be an increased likelihood that no candidate would receive a majority vote, resulting in a failed election.

The foregoing description of the proposed Majority Voting Policy is qualified in its entirety by reference to the actual text of the Majority Voting Policy set forth in Appendix A hereto.

If the Company’s shareholders approve the elimination of cumulative voting pursuant to the Cumulative Voting Amendments, the Majority Voting Policy will be instituted with immediate effect.

Required Vote

The approval of the Cumulative Voting Amendments to eliminate cumulative voting requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. If the Company’s shareholders approve the elimination of cumulative voting pursuant to the Cumulative Voting Amendments, the Majority Voting Policy will be instituted with immediate effect.

Recommendation of Our Board

Our Board unanimously recommends that shareholders vote “FOR” the approval of the Cumulative Voting Amendments to eliminate cumulative voting as disclosed in this Proxy Statement.

8    Southwest Gas Holdings Special Meeting Notice and Proxy

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

(Proposal 2 on the Proxy Card)

The Board of Directors Recommends a Vote FOR APPROVAL OF ADJOURNMENT PROPOSAL.

Proposal Summary

Although it is not expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies. Any such adjournment of the Special Meeting may be made by approval of the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Special Meeting in person or by proxy (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum).

We are soliciting proxies to grant discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the Cumulative Voting Amendment (the “Adjournment Proposal”). In the Adjournment Proposal, we are asking shareholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning or postponing the Special Meeting. If our shareholders approve this proposal, we could adjourn or postpone the Special Meeting to use the additional time to solicit additional proxies in favor of the Cumulative Voting Amendment.

Required Vote

The approval of the Adjournment Proposal requires the affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Special Meeting in person or by proxy (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum). You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Recommendation of Our Board

Our Board unanimously recommends that shareholders vote “FOR” the approval of the Adjournment Proposal.

Southwest Gas Holdings Special Meeting Notice and Proxy    9

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Karen S. Haller Senior Vice President/General Counsel and Corporate Secretary

10    Southwest Gas Holdings Special Meeting Notice and Proxy

APPENDIX A

Majority Voting Policy1

In an election of directors where the only nominees are those recommended by the Board, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Board following certification of the shareholder vote. The Board shall nominate for election or re-election as director, and shall fill director vacancies and new directorships with, only those candidates who agree to tender their resignation in accordance with this section. The following procedures will be followed in case of a majority withhold vote for a director or directors:

1.	The NCG Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the tendered resignation. In considering whether to accept or reject the tendered resignation, the NCG Committee will consider all factors deemed relevant by it, including, without limitation, the stated reasons for the withheld votes (if known) and whether these can be cured, the director’s length of service and qualifications, the director’s contributions to the Company, and compliance with NYSE listing standards and these guidelines.

2.	The Board will act on such recommendation no later than 90 days following the date of the shareholders meeting and will consider the above factors when making its decision. Following the Board’s decision, the Company will promptly publicly disclose the Board’s decision as to whether to accept the resignation as tendered (and the reasons for rejecting the resignation offer, if applicable).

3.	A director tendering a resignation pursuant to this provision will not participate in the NCG Committee’s recommendation or the Board’s decision. If each member of the NCG Committee fails to receive the required vote in favor of his or her election at the same election, then the independent directors who did receive the required vote shall appoint a committee to consider the resignations and recommend to the Board whether to accept them. If the only directors who did not receive the required vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

(1)	Proposed additions to the Company’s Corporate Governance Guidelines to implement the Majority Voting Policy.

Southwest Gas Holdings Special Meeting Notice and Proxy    11

SOUTHWEST GAS HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, October 17, 2017

at 7:30 A.M. PDT

5241 Spring Mountain Road

Building C, Auditorium

Las Vegas, NV 89150

PROXY

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the amendments to Southwest Gas Holdings, Inc.’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

The undersigned hereby revokes all previously granted proxies and appoints John P. Hester and Roy R. Centrella as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, by Internet or by mail, all the shares of Common Stock of the undersigned at the Special Meeting of Shareholders of Southwest Gas Holdings, Inc., and at any continuation, postponement or adjournment thereof; and at their discretion, with authorization to vote such shares on any continuation, postponement or adjournment thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL	VOTE
www.proxypush.com/swx	1-800-883-3382		IN PERSON

Use the Internet to vote your proxy until 11:59 p.m. Central Time on October 16, 2017.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. Central Time on October 16, 2017.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.	For directions to attend the Special Meeting and vote in person, please contact the Company’s Shareholder Services department at 702-876-7108. If you own your shares in street name through a broker or other nominee, you must provide proof of identification and proof that you were the owner of the shares on August 30, 2017.

If you vote your proxy by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposal 1 and Proposal 2.

1.	To APPROVE amendments to the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections.	☐	For	☐	Against	☐	Abstain

2.	To APPROVE the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal.	☐	For	☐	Against	☐	Abstain

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

The Board of Directors recommends a vote FOR the amendments to the Company’s Articles of Incorporation and Bylaws to eliminate cumulative voting rights with respect to director elections and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above proposal.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.